Exhibit 99

July 27, 2016

Phoenix, Arizona

Knight Transportation Reports Second Quarter 2016 Revenue and Earnings

Knight Transportation, Inc. (NYSE: KNX), one of North America’s largest and most diversified truckload transportation companies, today reported revenue and net income for the second quarter ended June 30, 2016.

The following table reflects key financial highlights for the second quarter and first six months of 2016 and 2015.  The second quarter of 2015 included $7.2 million of expense ($4.4 million after-tax) related to two class action lawsuits.  We have provided adjusted financial information that excludes these expenses from our results of operations.  We believe the comparability of our results is improved by excluding these infrequent expenses that are unrelated to our core operations.

(dollars in thousands, except per share data)	Three Months Ended June 30,			Six Months Ended June 30,
	2016	2015	Chg	2016	2015	Chg
Total Revenue	$276,318	$301,822	-8.5%	$548,406	$592,103	-7.4%
Revenue, excluding trucking fuel surcharge	$253,859	$268,623	-5.5%	$507,442	$525,837	-3.5%

Operating Income	$38,081	$41,619	-8.5%	$76,808	$87,922	-12.6%
Adjusted Operating Income(1)	$38,081	$48,782	-21.9%	$76,808	$95,085	-19.2%

Net Income, attributable to Knight	$24,675	$27,638	-10.7%	$47,245	$57,200	-17.4%
Adjusted net income attributable to Knight(2)	$24,675	$32,033	-23.0%	$47,245	$61,595	-23.3%

Earnings per diluted share	$0.31	$0.33	-8.4%	$0.58	$0.69	-15.4%
Adjusted earnings per diluted share(2)	$0.31	$0.39	-21.0%	$0.58	$0.74	-21.5%

The company previously announced a quarterly cash dividend of $0.06 per share to shareholders of record on June 3, 2016, which was paid on June 24, 2016.

Dave Jackson, President and Chief Executive Officer, commented on the quarter, “The freight environment in the second quarter of 2016 was less attractive than the same quarter a year ago.  We attribute the change to excess trucking capacity in the markets we serve.  Although a surplus of trucking capacity remains currently, significantly declining new truck orders, increased bankruptcies, reductions in the driver workforce, low returns on invested capital, and additional regulatory burdens expected to phase in over the coming quarters has and will continue to reduce available capacity. We believe this will begin to lead to an improvement in the supply/demand relationship in the coming quarters. During the second quarter, the more competitive freight environment and fewer non-contract opportunities continued to pressure our overall revenue per loaded mile.

“We continue to focus on improving the productivity of our assets in our trucking segment and expanding load volumes and margins in our logistics segment.   During the second quarter, when compared to the same quarter last year, we improved our miles per tractor 1.7%, grew our brokerage load volumes 28.4%, and expanded our brokerage gross margin by 110 basis points.

“Our earnings per diluted share for the quarter were $0.31, compared to our adjusted earnings per diluted share of $0.39 in the same quarter last year.  During the quarter, revenue per loaded mile, excluding fuel surcharge, decreased 2.4% and negatively impacted our results by approximately $0.04 per share when compared to the same period last year. Less gain on sale of revenue equipment, increased net fuel cost, and lower other income also negatively impacted our results by approximately $0.04 per share.  Driver pay continues to be inflationary when compared to the same quarter last year, but was partially offset by our cost control efforts in operations and maintenance.  The effective income tax rate for the quarter was 37.6% versus 36.3% for the second quarter of 2015.”

The following table reflects our consolidated financial performance and that of our trucking and our logistics segments for the second quarter and first six months of 2016 and 2015.  The second quarter of 2015 included $7.2 million of expense related to two class action lawsuits.  We have provided adjusted financial information that excludes these expenses from our results of operations.  We believe the comparability of our results is improved by excluding these infrequent expenses that are unrelated to our core operations.

(dollars in thousands)	Three Months Ended June 30,			Six Months Ended June 30,
	2016	2015	Chg	2016	2015	Chg
Consolidated
Revenue, excluding trucking fuel surcharge	$253,859	$268,623	-5.5%	$507,442	$525,837	-3.5%
Operating Income	$38,081	$41,619	-8.5%	$76,808	$87,922	-12.6%
Adjusted Operating Income(1)	$38,081	$48,782	-21.9%	$76,808	$95,085	-19.2%
Adjusted Operating Ratio(1)	85.0%	81.8%	320 bps	84.9%	81.9%	300 bps

Trucking Segment
Revenue, excluding trucking fuel surcharge	$203,930	$212,368	-4.0%	$403,343	$414,573	-2.7%
Operating Income	$35,286	$37,944	-7.0%	$71,208	$80,091	-11.1%
Adjusted Operating Income(3)	$35,286	$45,107	-21.8%	$71,208	$87,254	-18.4%
Adjusted Operating Ratio(3)	82.7%	78.8%	390 bps	82.3%	79.0%	330 bps

Logistics Segment
Revenue	$49,929	$56,255	-11.2%	$104,099	$111,264	-6.4%
Operating Income	$2,795	$3,675	-23.9%	$5,600	$7,831	-28.5%
Operating Ratio	94.4%	93.5%	90 bps	94.6%	93.0%	160 bps

In the second quarter, the trucking segment achieved an adjusted operating ratio of 82.7% compared to 78.8% from the same quarter last year.  Increased net fuel expense and less gain on sale of revenue equipment impacted the operating ratio by approximately 210 basis points.  Revenue per tractor, excluding fuel surcharge, decreased 1.5%, year over year, attributable to a 2.4% decrease in average revenue per loaded mile, a 1.7% increase in average miles per tractor, and a 70 basis point increase in our non-paid empty mile percentage.  We remain focused on improving the productivity of our assets, developing our freight network, and intensely controlling our costs.

During the second quarter of 2016, the logistics segment produced an operating ratio of 94.4% compared to 93.5% for the same quarter last year, with revenue declining 11.2%. Our logistics segment consists of brokerage, intermodal, and other logistics services.  The year over year revenue decline in the second quarter was primarily a result of exiting our agriculture sourcing business in the first quarter of 2016.  Compared to the same quarter last year, our brokerage business expanded gross margins 110 basis points and increased load volume by 28.4%, which resulted in operating income increasing 6.2%.  Brokerage revenue increased 2.1% when compared to the same quarter last year as increased load volume was offset by a 20.4% decline in revenue per load as a result of lower fuel surcharge, a shorter length of haul, and lower non-contract pricing.  We plan to continue to invest in our logistics service offerings, which should continue to improve our return on capital.

Attracting and retaining safe, high-quality driving associates remains a priority.  Our driver development and training programs remain a focus area for our management team, and we feel well positioned to continue to make progress around the development of our driving associates in the coming quarters.  However, while the freight market remains challenging we remain cost conscious in our approach of recruiting and training driving associates.

The used equipment market remained soft during the quarter and resulted in gain on sale of revenue equipment in the second quarter of 2016 of $2.7 million, compared to $5.2 million in the second quarter of 2015. Our tractor fleet remains one of the most modern fleets in the industry with an average age of 1.8 years.  We anticipate the average age to increase as we extend the duration in which we operate our tractors as a result of the rate environment and weak used equipment market.

During the second quarter of 2016 we repurchased 372,094 shares of our common stock for $9.5 million. We currently have approximately 4.4 million shares available under our stock repurchase authorization. Over the last twelve months ended June 30, 2016, we have returned $71.3 million to our shareholders in the form of quarterly dividends and stock repurchases.  We ended the quarter with $9.6 million of cash, $60.0 million of long-term debt, and $746.6 million of shareholders' equity.  During the second quarter our net capital expenditures were $23.7 million, while our cash flow from operations was $65.5 million.  We expect to continue to generate meaningful free cash flow as we do not plan to grow our tractor fleet until we see significant strength in customer demand combined with stronger non-contract and contract rate markets.

The company will hold a conference call on July 27, 2016, at 4:30 PM EDT, to further discuss its results of operations for the quarter ended June 30, 2016. The dial in number for this conference call is 1-855-733-9163. Slides to accompany this call will be posted on the company’s website and will be available to download prior to the scheduled conference time.  To view the presentation, please visit http://investor.knighttrans.com/events, “Second Quarter 2016 Conference Call Presentation.”

Adjusted operating income, adjusted operating ratio, adjusted net income attributable to Knight, and adjusted earnings per diluted share (EPS) are non-GAAP financial measures and are not intended to replace financial measures calculated in accordance with GAAP. These non-GAAP financial measures supplement our GAAP results in evaluating certain parts of our business.  We believe that using these measures affords a more consistent basis for comparing our results of operations from period to period. The information required by Item 10(e) of Regulation S-K under the Securities Act of 1933 and the Securities Exchange Act of 1934 and Regulation G under the Securities Exchange Act of 1934, including a reconciliation to their most directly comparable financial measures calculated in accordance with GAAP, is included in the tables at the end of this press release.

Knight Transportation, Inc. is a provider of multiple truckload transportation and logistics services using a nationwide network of business units and service centers in the U.S. to serve customers throughout North America.  In addition to operating one of the country’s largest tractor fleets, Knight also contracts with third-party equipment providers to provide a broad range of truckload services to its customers while creating quality driving jobs for our driving associates and successful business opportunities for independent contractors.

INCOME STATEMENT DATA:

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
	(Unaudited, in thousands, except per share amounts)
REVENUE:
Revenue, before fuel surcharge	$253,859	$268,623	$507,442	$525,837
Fuel surcharge	22,459	33,199	40,964	66,266
TOTAL REVENUE	276,318	301,822	548,406	592,103

OPERATING EXPENSES:
Salaries, wages and benefits	84,440	84,381	168,043	164,407
Fuel expense - gross	33,429	42,362	60,200	80,451
Operations and maintenance	19,094	21,547	37,104	41,675
Insurance and claims	8,257	7,995	17,080	16,928
Operating taxes and licenses	4,612	4,725	10,099	10,581
Communications	1,043	1,077	2,248	2,217
Depreciation and amortization	28,955	27,364	57,357	54,524
Purchased transportation	53,918	60,619	111,703	120,164
Miscellaneous operating expenses	4,489	10,133	7,764	13,234
Total operating expenses	238,237	260,203	471,598	504,181

Income from operations	38,081	41,619	76,808	87,922

Interest income	82	104	176	236
Interest expense	(258)	(211)	(559)	(493)
Other income	1,927	2,436	3,213	4,899
Income before income taxes	39,832	43,948	79,638	92,564
INCOME TAXES	14,861	15,759	31,645	34,434
Net income	24,971	28,189	47,993	58,130
Net income attributable to noncontrolling interest	(296)	(551)	(748)	(930)
NET INCOME ATTRIBUTABLE TO KNIGHT TRANSPORTATION	$24,675	$27,638	$47,245	$57,200

Basic Earnings Per Share	$0.31	$0.34	$0.59	$0.70
Diluted Earnings Per Share	$0.31	$0.33	$0.58	$0.69

Weighted Average Shares Outstanding - Basic	80,105	81,894	80,407	81,959
Weighted Average Shares Outstanding - Diluted	80,781	82,852	81,079	83,020

BALANCE SHEET DATA:
	06/30/16	12/31/15
ASSETS	(Unaudited, in thousands)
Cash and cash equivalents	$9,564	$8,691
Trade receivables, net of allowance for doubtful accounts	134,753	131,945
Notes receivable, net of allowance for doubtful accounts	549	648
Prepaid expenses	11,894	17,320
Assets held for sale	21,091	29,327
Other current assets	9,171	14,215
Income Tax Receivable	17,923	41,967
Total Current Assets	204,945	244,113

Property and equipment, net	804,133	803,643
Notes receivable, long-term	3,435	3,419
Goodwill	47,040	47,050
Intangible Assets, net	2,825	3,075
Other assets and restricted cash	24,416	18,932
Total Long-term Assets	881,849	876,119

Total Assets	$1,086,794	$1,120,232

LIABILITIES AND SHAREHOLDERS' EQUITY
Accounts payable	$28,491	$14,818
Accrued payroll and purchased transportation	21,567	23,776
Accrued liabilities	16,504	21,609
Claims accrual - current portion	20,315	19,471
Dividend payable - current portion	314	349
Total Current Liabilities	87,191	80,023

Claims accrual - long-term portion	12,192	11,508
Long-term dividend payable and other liabilities	1,888	2,164
Deferred tax liabilities	177,200	174,165
Long-term debt	60,000	112,000
Total Long-term Liabilities	251,280	299,837

Total Liabilities	338,471	379,860

Common stock	800	810
Additional paid-in capital	216,022	205,648
Accumulated other comprehensive income	733	2,573
Retained earnings	529,017	529,367
Total Knight Transportation Shareholders' Equity	746,572	738,398
Noncontrolling interest	1,751	1,974
Total Shareholders' Equity	748,323	740,372
Total Liabilities and Shareholders' Equity	$1,086,794	$1,120,232

	Three Months Ended June 30,			Six Months Ended June 30,
	2016	2015	% Change	2016	2015	% Change
	(Unaudited)			(Unaudited)
OPERATING STATISTICS

Average Revenue Per Tractor*	$43,414	$44,087	-1.5%	$85,943	$86,532	-0.7%

Non-paid Empty Mile Percent	12.3%	11.6%	6.0%	12.5%	11.6%	7.8%

Average Length of Haul	505	510	-1.0%	500	505	-1.0%

Adjusted Operating Ratio (1)	85.0%	81.8%		84.9%	81.9%

Average Tractors - Total	4,697	4,817		4,693	4,791

Average Trailers - Total	12,289	11,588		12,128	11,491

Net Capital Expenditures (in thousands)	$23,678	$33,852		$35,396	$39,610

Cash Flow From Operations (in thousands)	$65,537	$49,195		$133,126	$107,467

* Includes trucking segment revenue excluding fuel surcharge.

GAAP to Non-GAAP Reconciliation Schedules:
(1)
Non-GAAP reconciliation
Adjusted operating income, operating ratio, and adjusted operating ratio reconciliation (a)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
	(Unaudited, in thousands, except per share amounts)

Total revenue	$276,318	$301,822	$548,406	$592,103
Less: Trucking fuel surcharge	22,459	33,199	40,964	66,266
Revenue, excluding trucking fuel surcharge	$253,859	$268,623	$507,442	$525,837
Operating expense	238,237	260,203	471,598	504,181
Adjusted for:
Trucking fuel surcharge	(22,459)	(33,199)	(40,964)	(66,266)
Accrual for class action lawsuits (b)	-	(7,163)	-	(7,163)
Adjusted operating expenses	215,778	219,841	430,634	430,752
Adjusted operating income	$38,081	$48,782	$76,808	$95,085
Operating ratio	86.2%	86.2%	86.0%	85.2%
Adjusted operating ratio (a)	85.0%	81.8%	84.9%	81.9%

(2)
Non-GAAP reconciliation
Adjusted net income attributable to Knight and adjusted earnings per diluted share reconciliation:

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
	(Unaudited, in thousands, except per share amounts)

Net Income attributable to Knight	$24,675	$27,638	$47,245	$57,200
Adjusted for:
Accrual for class action lawsuits (net of tax)(b)	-	4,395	-	4,395
Adjusted net income attributable to Knight	$24,675	$32,033	$47,245	$61,595

Weighted Average Shares Outstanding - Diluted	80,781	82,852	81,079	83,020

Earnings per diluted share	$0.31	$0.33	$0.58	$0.69
Adjusted for:
Accrual for class action lawsuits (b)	-	0.05	-	0.05
Adjusted earnings per diluted share	$0.31	$0.39	$0.58	$0.74

(3)
Non-GAAP reconciliation
Operating ratio and adjusted operating ratio for trucking segment (a)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
	(Unaudited, in thousands, except per share amounts)
Trucking
Total revenue	$226,389	$245,567	$444,307	$480,839
Less: Trucking fuel surcharge	22,459	33,199	40,964	66,266
Revenue, excluding trucking fuel surcharge	$203,930	$212,368	$403,343	$414,573
Operating expense	191,103	207,623	373,099	400,748
Adjusted for:
Trucking fuel surcharge	(22,459)	(33,199)	(40,964)	(66,266)
Accrual for class action lawsuits (b)	-	(7,163)	-	(7,163)
Adjusted operating expenses	168,644	167,261	332,135	327,319
Adjusted operating income	$35,286	$45,107	$71,208	$87,254
Operating ratio	84.4%	84.5%	84.0%	83.3%
Adjusted operating ratio (a)	82.7%	78.8%	82.3%	79.0%

(a) Adjusted operating ratio as reported in this press release is based upon total operating expenses, net of fuel surcharge, as a percentage of revenue before fuel surcharge.  We measure our revenue, before fuel surcharge, and our operating expenses, net of fuel surcharge, because we believe that eliminating this sometimes volatile source of revenue affords a more consistent basis for comparing our results of operations from period to period.

(b) During the second quarter of 2015 we accrued $7.2 million of expense ($4.4 million after-tax) related to two class action lawsuits involving employment related claims.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These statements generally may be identified by their use of terms or phrases such as "expects," "estimates," "anticipates," "projects," "believes," "plans," "intends," "may," "will," "should," "could," "potential," "continue," "future," and terms or phrases of similar substance.  Forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, which could cause future events and actual results to differ materially from those set forth in, contemplated by, or underlying the forward-looking statements.  Accordingly, actual results may differ from those set forth in the forward-looking statements.  Readers should review and consider the factors that may affect future results and other disclosures by the Company in its press releases, stockholder reports, Annual Report on Form 10-K, and other filings with the Securities and Exchange Commission. We disclaim any obligation to update or revise any forward-looking statements to reflect actual results or changes in the factors affecting the forward-looking information.

Contact:  David A. Jackson, President and CEO, or Adam W. Miller, CFO at (602) 606-6315

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